                                                                   Exhibit 99.1


                      GLOBIX REPORTS THIRD QUARTER RESULTS

                    QUARTER RESULTS INCLUDE MERGER WITH NEON

NEW YORK, August 15, 2005 -- Globix Corporation (AMEX:GEX), a leading provider of application, media, IP infrastructure and network transport services, today reported financial results for its third quarter which ended June 30, 2005. The results reflect the recent merger with NEON Communications for the period of March 7, 2005, the date of the merger close, through June 30, 2005.

Revenue for the quarter was $29.2 million, which, on a pro forma (combined company) basis, was $1.5 million or 5.3% higher than the same period in 2004. NEON's revenue for the quarter ended June 30, 2005 was $13.2 million, an increase of 10% from $12.0 million for the same period in 2004. Over the same periods, Globix division revenue was up $0.3 million.

"We continue to see strong lit services demand, with long term contracts, from the growing wireless carrier segment along with demand from existing customers as a result of our expanding network footprint," stated Pete Stevenson, CEO of Globix. Mr. Stevenson further stated "we are responding to the market demand with increased sales in our valued hosting and managed services offerings."

Below is a pro-forma revenue table (showing revenues from each of the companies and the service lines for the periods indicated and the aggregate of such revenues in those periods) and a breakdown by major service line:

                           PRO FORMA REVENUE BREAKDOWN
                             (Amounts in Thousands)
                                   (Unaudited)

                                    For the            For the
                               Three Months Ended   Nine Months Ended
                                -----------------   -----------------
                                      June 30,            June 30,
                                  2005      2004      2005      2004
                                -------   -------   -------   -------
 Globix                         $15,973   $15,729   $49,310   $45,143
 NEON                            13,242    12,005    37,810    34,313
                                -------   -------   -------   -------
  Total Pro Forma Revenue        29,215    27,734    87,120    79,456
                                =======   =======   =======   =======

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                             REVENUE BY SERVICE LINE
                             (Amounts in Thousands)
                                   (Unaudited)


                                      For the             For the
                                Three Months Ended   Nine Months Ended
                                ------------------   -----------------
                                      June 30,            June 30,
                                  2005      2004      2005      2004
                                 -------   -------   -------   -------
 Internet Hosting and
  Co-Location                    $ 7,072   $ 6,106   $19,579   $17,854
 Managed Services                  5,239     4,917    16,211    13,721
 IP Network Services and
  Internet Access                  3,809     4,465    11,823    13,197
 Lit Fiber Services               11,439        --    14,216        --
 Dark Fiber Services               1,382        --     1,726        --
 Hardware and Software
  Sales and Other                    274       241     2,221       371
                                 -------   -------   -------   -------
   Total Revenue                  29,215    15,729    65,776    45,143
                                 =======   =======   =======   =======

On a non-GAAP basis, Adjusted EBITDA for the quarter was $2.2 million compared to $135 thousand for the same period last year. EBITDA is defined as net loss plus interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude non-cash stock based compensation and impairment charges and to include rental income. EBITDA and Adjusted EBITDA are not recognized financial measures under GAAP and do not purport to be alternatives to operating loss as indicators of operating performance. We provide information as to Adjusted EBITDA because we believe that it is useful to investors as a performance measure and may help investors understand the Company's cash resources and requirements.

In addition, the Company uses Adjusted EBITDA in its internal business planning process, in setting performance goals for the Company and for incentive compensation purposes. Adjusted EBITDA does not represent cash flow from operations, as defined under U.S. generally accepted accounting principles, and is not a measure of operating profitability or net income. Adjusted EBITDA should not be considered a substitute for financial measures that are computed in accordance with U.S. generally accepted accounting principles. Moreover, our computation of Adjusted EBITDA may differ from those used by other companies and should not be considered comparable. A reconciliation between Globix's Adjusted EBITDA(loss) and operating loss is provided below:

       RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA
                             (Amounts in Thousands)
                                   (Unaudited)

                                         For the                 For the
                                    Three Months Ended      Nine Months Ended
                                    -------------------   --------------------
                                           June 30,              June 30,
                                      2005        2004      2005        2004
                                    -------     -------   -------     --------
 Loss from Operations               ($4,011)   ($3,595)  ($13,089)    ($30,531)

 Adjusted for
  Depreciation/Amortization           5,985      3,519     14,000       10,363
  Loss on impairment
   of assets                             --         --         --       17,972
  Rental Income                         213        224        632          634
  Non cash comp
    (stock options & warrants)           29        (13)       55          --
                                    -------     -------   -------     --------
   Adjusted EBITDA                    2,216 (a)    135      1,598(a)    (1,562)
                                    =======     =======   =======     ========

(a) 2005 adjusted EBITDA for the nine months ended June 30, 2005 includes approximately $800 thousand of one-time litigation expense. In addition 2005 adjusted EBITDA includes the results for NEON (March 7 - June 30, 2005)

Globix (excluding the NEON division) ended the third quarter with approximately 1,308 enterprise customers with an average Monthly Recurring Revenue per customer (ARPU) of $3.7 thousand. The ARPU represents an increase of 12.1% over the same quarter last year despite a 6% decrease in total customers. This is a result of the company's consistent strategy of focusing on value added services, such as Managed Security Services, for both existing and current clients.

"Our most recent financial results demonstrate that both divisions are growing their base of business by delivering market relevant products. Of equal importance, is that our integration activities are mostly complete and we are recognizing and seizing new growth opportunities resulting from the combined services and assets of both divisions," commented Stevenson.

Globix filed a Form 10Q for the quarter ended June 30, 2005 on Monday, August 15th. The company will hold an investor conference call on Wednesday, the 24th of August at 4:00 p.m. (EDT). Further details regarding the call will be forthcoming.

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                       GLOBIX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
             (Amounts in Thousands, Except Share and Per Share Data)


                                                       June 30,   September 30,
                                                         2005         2004
                                                       ---------    ---------
 Assets                                               (Unaudited)
 ------                                                ---------
 Current assets:
 Cash and cash equivalents                             $   4,427    $  12,075
 Short-term investments                                    4,589        7,625
 Marketable securities                                         1          458
 Accounts receivable, net of allowance
  for doubtful accounts of $1,834 and
  $2,248, respectively                                    11,983        6,157
 Prepaid expenses and other current assets                 5,433        5,101
 Restricted cash                                           2,165        2,413
                                                       ---------    ---------
    Total current assets                                  28,598       33,829
 Investments                                                 985        1,988
 Investments, restricted                                   9,858        2,324
 Property, plant and equipment, net                      207,695       90,822
 Intangible assets, net of accumulated
  amortization of $5,181 and
  $3,699, respectively                                    10,673        7,656
 Other assets                                              4,305        1,923
                                                       ---------    ---------
    Total assets                                       $ 262,114    $ 138,542
                                                       =========    =========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Current liabilities:
 Current portion of capital lease
  obligation and mortgage payable                      $     628    $     555
 Accounts payable                                         10,687        6,599
 Accrued liabilities                                      17,706        8,357
 Deferred revenue                                          5,430        2,852
                                                       ---------    ---------
    Total current liabilities                             34,451       18,363
 Capital lease obligations, net of
  current portion                                            173          121
 Mortgage payable                                         19,353       19,606
 11% Senior Notes                                         67,455       72,202
 Accrued interest - 11% Senior Notes                       1,240        3,349
 Other long term liabilities                              24,795        8,026
                                                       ---------    ---------
    Total liabilities                                    147,467      121,667
                                                       ---------    ---------

 Commitments and contingencies

 Cumulative Convertible Preferred
  Stock (Note 9)                                          12,841           --

 Stockholders' Equity:
 Common stock, $.01 par value; 500,000,000
  shares authorized; 48,678,461 and
  16,460,000 issued and outstanding, as of
  June 30, 2005  and September 30, 2004                      487          165
 Additional paid-in capital                              207,214      100,012
 Deferred compensation                                        --           (8)
 Accumulated other comprehensive income                    5,718        4,498
 Accumulated deficit                                    (111,613)     (87,792)
                                                       ---------    ---------
   Total stockholders' equity                            101,806       16,875
                                                       ---------    ---------
   Total liabilities, cumulative convertible
    preferred stock and stockholders' equity           $ 262,114    $ 138,542
                                                       =========    =========

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
                         GLOBIX CORPORATION AND SUBSIDIARIES
                    INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in Thousands, Except Share and Per Share Data)


                                     For the                        For the
                                Three Months Ended             Nine Months Ended
                           ---------------------------   ---------------------------
                                     June 30,                     June 30,
                               2005          2004(b)         2005          2004(b)
                           ------------   ------------   ------------   ------------
 Revenue, net              $     29,215   $     15,729   $     65,776   $     45,143
 Operating costs and
 expenses:
  Cost of revenue (ex-
   cluding depreciation
   and amortization
   shown below)                  16,751          8,554         37,869         25,681
  Selling, general and
   administrative                10,490          7,251         26,996         21,658
  Loss on impairment of
   assets                            --             --             --         17,972
  Depreciation and
   amortization                   5,985          3,519         14,000         10,363
                           ------------   ------------   ------------   ------------
   Total operating
    costs and expenses           33,226         19,324         78,865         75,674
                           ------------   ------------   ------------   ------------

 Loss from operations            (4,011)        (3,595)       (13,089)       (30,531)
  Interest and financing
   expense                       (2,282)        (2,466)        (7,126)        (8,975)
  Interest income                   111            100            339            415
  Other (expense) income,
   net                              111            412           (561)         1,607
  Gain (loss) on
   discharge of debt                 --             --         (3,182)         1,747
                           ------------   ------------   ------------   ------------
 Loss before income
  taxes                          (6,071)        (5,549)       (23,619)       (35,737)
 Income tax expense                  --             21             --             56
                           ------------   ------------   ------------   ------------
 Net loss                        (6,071)        (5,570)       (23,619)       (35,793)
 Dividends on cumulative
  convertible preferred
  stock                             202             --            202             --
                           ------------   ------------   ------------   ------------
Net loss attributable
 to common stock           $     (6,273)  $     (5,570)  $    (23,821)  $    (35,793)
                           ============   ============   ============   ============
 Basic and diluted loss
  per share                $      (0.13)  $      (0.34)  $      (0.79)  $      (2.17)
                           ============   ============   ============   ============
 Weighted average common
  shares outstanding --
  basic and diluted          48,678,296     16,460,000     30,030,850     16,460,000
                           ============   ============   ============   ============

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(b) Restated

About Globix:

Globix Corporation (AMEX:GEX) is a leading provider of application, media, IP infrastructure and network services. Globix delivers tailored and scalable business solutions that are cost effective, helping clients optimize and protect revenue streams, improve user satisfaction and reduce technology operating costs and risks. NEON, a wholly owned subsidiary of Globix, provides advanced optical networking to carriers and large enterprise customers in the Northeast and mid-Atlantic. Globix and its subsidiaries have operations in New York, NY, Boston, MA, London, UK, Santa Clara, CA, Fairfield, NJ, Washington DC and Atlanta, GA. For more information visit www.globix.com

RISK FACTORS AND FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the Company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; its ability to integrate the operations of NEON into its existing operations; the sufficiency of existing cash and cash flow to complete the Company's business plan and fund its working capital requirements; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the Company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the Company's Annual Report on Form 10-K and other documents that the Company files with the SEC.

The Globix Corporation logo is available at:
http://media.primezone.com/prs/single/?pkgid=487


CONTACT:
Globix Corporation
Dan Ephraim
Director, Marketing
212-625-7414
dephraim@globix.com